Exhibit 99.5

Summary of Certain Assets of the Company as of March 31, 2013

Exide Technologies

Summary of Certain Assets (As of March 31, 2013) (a)

($ in thousands)
	A/R	Inventory	PP&E
Americas (b)	$140,616	$199,818	$254,105
Spain	58,791	60,578	86,267
Germany	45,564	40,847	62,203
Italy	41,934	36,392	55,505
Poland	15,302	33,388	48,734
Nordics (c)	34,675	21,403	11,504
Portugal	8,546	12,689	30,250
Canada	13,465	12,796	649
Australia	6,717	11,952	8,148
U.K.	16,047	5,989	1,208
New Zealand	1,733	906	4,340

Note: Europe has approximately $35 million of funded indebtedness.

(a)	Book values based on preliminary unaudited financial results.
(b)	Canada shown separately from Americas.
(c)	Nordics includes Netherlands, Belgium, Sweden, Denmark, Finland and Norway.